As filed with the Securities and Exchange Commission on October 24, 2013

Registration No. 333-177709

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

OPTIMER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0830300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Cubist Pharmaceuticals, Inc.

65 Hayden Ave

Lexington, Massachusetts 02421

(Address of Principal Executive Offices)

Thomas J. DesRosier

Senior Vice President, Chief Legal Officer, General Counsel and Secretary

Cubist Pharmaceuticals, Inc.

65 Hayden Ave

Lexington, Massachusetts 02421

(781) 860-8660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Paul M. Kinsella

Christopher D. Comeau

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

Approximate date of commencement of proposed sale to the public:

This post-effective amendment deregisters those securities that remain unsold and not subject to outstanding convertible securities hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment to the Registration Statement on Form S-3 (Registration No. 333-177709) (the “Registration Statement”) of Optimer Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), filed with the Securities and Exchange Commission on November 3, 2011, hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and remaining unsold.

Pursuant to an Agreement and Plan of Merger, dated as of July 30, 2013, by and among the Registrant, Cubist Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and PDRS Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation.  The Merger became effective on October 24, 2013.

In connection with the closing of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration the securities registered but not sold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on October 24, 2013.

OPTIMER PHARMACEUTICALS, INC.

By:	/s/ Thomas J. DesRosier
	Name:	Thomas J. DesRosier
	Title:	Secretary
[Surviving corporation’s principal executive officer or officers, principal financial officer, controller or principal accounting officer]

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT J. PEREZ*	Director	October 24, 2013
Robert J. Perez

/s/ THOMAS J. DESROSIER*	Director	October 24, 2013
Thomas J. DesRosier

/s/ MICHAEL TOMSICEK*	Director	October 24, 2013
Michael Tomsicek

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